SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                    Filed Pursuant to Section 113 or 15(d) of
                       THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): April 16, 1997



                              SYRATECH CORPORATION
             (Exact name of registrant as specified in its charter)




          Delaware                     1-12624                13-3354944
(State or other jurisdiction  (Commission File Number)       (IRS Employer
     of incorporation)                                  Identification Number)

                             1750 McClellan Highway
                                 East Boston, MA
                     (Address of principal executive office)


       Registrant's telephone number, including area code: (617) 561-2200


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Item 1.           Changes in Control of Registrant

         (a) On April 16, 1997, THL Transaction I Corp., ("THL I"), a Delaware corporation, controlled by affiliates of Thomas H. Lee Company ("Lee Affiliates"), was merged with and into Registrant (the "Merger") pursuant to the Restated Agreement and Plan of Merger, dated as of November 27, 1996, effective as of October 23, 1996, as amended on February 14, 1997, between THL I and the Company (the "Merger Agreement").
                  Pursuant to the Merger, each share of Registrant's common stock, par value $0.01 per share ("Common Stock") issued and outstanding immediately prior to the effective time of the Merger (the "Effective Time") (other than (i) shares of Common Stock held by Registrant or any wholly-owned subsidiary thereof, and (ii) 35,232 shares of Common Stock that were contributed to Registrant by Leonard Florence upon the Merger and which were then canceled and retired) was converted, at the election of the holder thereof, and subject to the limitations stated below, into either (a) the right to receive $32.00 in cash (except that Leonard Florence was entitled to receive $28.00 in cash) or
(b) the right to retain one fully paid and non-assessable share of Registrant's Common Stock. The right to retain Registrant's Common Stock was limited in the case of each stockholder (other than Management Stockholders) to 34.75% of such stockholder's shares of Common Stock. Moreover, because no more than an aggregate of 868,250 shares of Registrant's Common Stock could be retained by stockholders (other than Management Stockholders), the right to retain Registrant's Common Stock was subject to proration as set forth in the Merger Agreement and


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described in the Proxy Statement/Prospectus circulated in connection with the meeting at which the Merger Agreement was approved and adopted.
                  Upon the Merger, the Lee Affiliates acquired an aggregate of 18,000 shares (100%) of Registrant's Cumulative Redeemable Preferred Stock and 2,350,530 shares (60.7%) of Registrant's Common Stock, in exchange for corresponding stock interests in THL I for which the Lee Affiliates had paid an aggregate of $93,216,960 in cash, and, accordingly, acquired control of Registrant.
                  Pursuant to the Merger Agreement, the existing Board of Directors of Registrant was replaced by a new Board consisting of four officers of Registrant (namely: Leonard Florence, Melvin L. Levine, Alan Kanter and E. Merle Randolph), three of whom had been directors prior to the change of control, and five designees of the Lee Affiliates, namely: David V. Harkins, Scott A. Schoen, Thomas M. Hagerty, Seth W. Lawry and Kent R. Weldon.
                  At the Effective Time, Registrant, the Lee Affiliates and the Management Stockholders entered into a Stockholders Agreement that (i) provided for restrictions on transfers of shares of Common Stock of Registrant owned by the Management Stockholders and the Lee Affiliates, (ii) granted certain assignable call rights to Registrant in the event of termination of the employment of certain of the Management Stockholders under specified circumstances, (iii) provided for certain tag-along, take-along and contractual preemptive rights, (iv) provided for the size and composition of Registrant's Board of Directors (i.e., five persons designated by the Lee Affiliates and four persons designated by the Management Stockholders) and



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(v) obligated all parties to the agreement to vote, or grant proxies to vote, their shares in favor of certain transactions.
                  At the Effective Time, Registrant entered into debt financing arrangements aggregating approximately $295 million, consisting of both Senior Notes and a senior revolving credit facility (the "Revolving Credit Facility"). The amount invested by the Lee Affiliates in THL I plus proceeds of the Senior Notes and a portion of the proceeds available pursuant to the Revolving Credit Facility were used to finance the conversion into cash of the shares of Registrant's outstanding Common Stock that were not retained by Registrant's then existing stockholders, and to refinance Registrant's outstanding indebtedness. The Revolving Credit Facility is also intended to provide for Registrant's working capital requirements at the time of and following the Merger.
                  Under the Revolving Credit Facility, NationsBank, N.A. ("NationsBank") provided Registrant with $130.0 million of revolving credit borrowings. The Revolving Credit Facility included a $30.0 million sublimit for the issuance of standby and commercial letters of credit. Borrowings made under the Revolving Credit Facility will bear interest at a rate equal to, at Registrant's option, NationsBank's Eurodollar Rate plus 225 basis points or the Prime Rate plus 50 basis points. The "Prime Rate" is a fluctuating interest rate equal to the higher of (i) the rate of interest announced publicly by NationsBank as its prime rate and (ii) a rate equal to 1/2 or 1% per annum above the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as determined for any day by NationsBank. The Eurodollar


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Rate and Prime Rate Margins are subject to step-downs commencing twelve months from the Effective Time, based on Registrant's performance. Interest based on the base rate will be payable monthly in arrears. Interest based on the Eurodollar Rate is payable in arrears at the earlier of the end of (a) the applicable interest period and (b) month-end. Eurodollar Rate borrowings are available in 1-, 2-, 3- or 6-month interest periods.
                    The obligations of Registrant under the Revolving Credit Facility are secured by inventory, accounts receivable and the proceeds of the foregoing of Registrant and its domestic subsidiaries.
                  The Revolving Credit Facility contains customary covenants of the Registrant and the subsidiary borrowers, including, without limitation, restrictions on (i) the incurrence of debt, (ii) the sale of assets, (iii) mergers, acquisitions and other business combinations, (iv) voluntary prepayment of other debt of Registrant, (v) transactions with affiliates (as defined in the Revolving Credit Facility) and (vi) investments, as well as prohibitions on the payment of dividends to, or the repurchase or redemption of stock from, shareholders and various financial covenants. Pursuant to the terms of the Revolving Credit Facility, Registrant would be in default under the Revolving Credit Facility upon the non-payment of principal or interest when due under notes issued in connection with the Revolving Credit Facility or, subject to applicable grace periods in certain circumstances (ranging from zero to ten days), upon the non-fulfillment of the covenants described above, certain changes in control or ownership of Registrant or various other defaults described in the Revolving Credit Facility. If such a default occurs, the lenders are entitled to take all



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actions permitted to be taken by a secured creditor under the Uniform Commercial
Code and to accelerate the amounts due under the Revolving Credit Facility and may require all such amounts to be immediately paid in full.
                  Registrant also issued $165 million original principal amount of 11% Senior Notes due April 15, 2007 (the "Notes"). Interest is payable semi-annually on April 15 and October 15. The Notes are general unsecured obligations of Registrant, ranking senior to all existing and future subordinated indebtedness of Registrant and pari passu in right of payment with all other existing and future subordinated indebtedness of Registrant, including the Revolving Credit Facility. The payment of principal, premium, if any, and interest on the Notes are unconditionally guaranteed on a joint and several basis by each of Registrant's domestic subsidiaries.
                  On or after five years from the date of issue, Registrant may redeem the Notes in whole or in part pursuant to the terms thereof. At any time on or before three years from the date of issue, Registrant may redeem up to 35% of the original aggregate principal amount of the Notes at an initial redemption price of 111% (declining to 109%) of the principal amount thereof, provided that at least $100.0 million of Notes remain outstanding immediately after the occurrence of such redemption. Upon a Change of Control (as defined in the Indenture pursuant to which the Notes were issued (the "Indenture")), Registrant will be required to make an offer to purchase all outstanding Notes at 101% of the principal amount thereof plus accrued but unpaid interest. In addition, a Change of Control would also require Registrant to redeem the Cumulative Redeemable Preferred Stock and to repay outstanding indebtedness under the Revolving Credit Facility.


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                  Registrant will not be required to make a Change of Control
Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by Registrant and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.
                  The Indenture restricts, among other things, the ability of Registrant and its subsidiaries to incur additional indebtedness, pay dividends or make certain other restricted payments, incur liens, engage in any sale and leaseback transaction, sell stock of subsidiaries, apply net proceeds from certain asset sales, merge or consolidate with any other person, sell, assign, transfer, lease, convey or otherwise dispose of substantially all of the assets of Registrant, enter into certain transactions with affiliates, or incur indebtedness that is subordinate in right of payment to any Indebtedness and senior in right of payment to the Debt Securities.
         (b) The following table sets forth certain information concerning the beneficial ownership of Common Stock (i) by each stockholder who owns beneficially in excess of 5% of Registrant's outstanding Common Stock, (ii) by each director, and (iii) by all officers and directors as a group. Except as otherwise indicated in the Stockholder Agreement referred to above, all persons listed below have (i) sole voting power and investment power with respect to their shares of Registrant's Common Stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares of Registrant's Common Stock.



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
                                                          Shares of
                                                         Common Stock
                                                         Beneficially
Name                                                        Owned            Percentage
----                                                     -------------       ----------
Leonard Florence (a)...............................          528,472            13.65%
E. Merle Randolph..................................           30,875                 *
Melvin L. Levine...................................           41,132             1.06%
Alan R. Kanter.....................................           48,232             1.24%
Faye A. Florence...................................            3,527                 *
David V. Harkins (b)...............................        2,350,530            60.72%
Scott A. Schoen (b)................................        2,350,530            60.72%
Thomas M. Hagerty (b)..............................        2,350,530            60.72%
Seth W. Lawry(b)...................................        2,350,530            60.72%
Kent R. Weldon(b)..................................        2,350,530            60.72%
Thomas H. Lee Equity Fund III, L.P.(c).............        2,016,567            52.10%
THL Foreign Fund III, L.P.(c)......................          124,779             3.22%
THL Co-Investors III-A, LLC (d)....................          127,412             3.29%
THL Co-Investors III-B, LLC (d)....................           81,772             2.11%
Officers and Directors as a group (10 persons).....        3,002,768            77.57%


*        Less than 1% of the issued and outstanding Common Stock of Registrant.

(a) The business address for Leonard Florence is c/o Syratech Corporation, 175 McClellan Highway, East Boston, Massachusetts, 02128-9114.

(b) The business address of this stockholder is c/o Thomas H. Lee Company, 75 State Street, Boston, Massachusetts 02109. All such voting securities are owned by Thomas H. Lee Equity Fund III, L.P., Thomas H. Lee Foreign Fund III, L.P., THL Co-Investors III-A, LLC and THL Co-Investors III-B, LLC and may be deemed to be beneficially owned by Messrs. Harkins, Hagerty, Schoen, Lawry and Weldon, officers of Thomas
         H. Lee Company. Each of such persons disclaims beneficial ownership of such shares.

(c) THL Equity Advisors III Limited Partnership ("Advisors"), the general partner of Thomas H. Lee Equity Fund III, L.P. and Thomas H. Lee Foreign Fund III, L.P., THL Equity Trust III ("Equity Trust"), the general partner of Advisors, Thomas H. Lee, Messrs. Harkins, Hagerty and Schoen and other managing directors of Thomas H. Lee Company may be deemed to be beneficial owners of the shares of Registrant's Common Stock held by such funds. Each of such persons maintains a principal business address at Suite 2600, 75 State Street, Boston, Massachusetts 02109. Each of such persons disclaims beneficial ownership of such shares.


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(d)      Lee Affiliates are the members of both THL Co-Investors III-A, LLC and
         THL Co-Investors III-B, LLC. Each of the Lee Affiliates maintains a principal business address at Suite 2600, 75 State Street, Boston, Massachusetts 02109. Each of such persons disclaims beneficial ownership of such shares.


Item 7.           Financial Statements and Exhibits
         (a)      ***
         (b)      ***
         (c)      Exhibits

                  4.1 Stockholders' Agreement, dated April 16, 1997 among Syratech Corporation, Thomas H. Lee Equity Fund III, L.P., Thomas H. Lee Foreign Fund III, L.P., THL Co-Investors III-A, LLC, THL Co-Investors III-B, LLC, Leonard Florence, E. Merle Randolph, Alan R. Kanter, Melvin L. Levine and Faye A. Florence.

                  4.2 Form of Indenture dated as of April, 1997 between Syratech Corporation as Issuer and State Street Bank and Trust Company, as Trustee. Incorporated by reference from Exhibit 4.1 to Form S-3 Registration Statement No. 333-18133.

                 99.1 $130,000 Loan and Security Agreement dated as of April 16, 1997 among Syratech Corporation, Towle Manufacturing Company, Leonard Florence Associates, Inc., Wallace International Silversmiths, Inc., Syratech Holding Corporation, Rauch Industries, Inc., Rochard, Inc. Holiday Products, Inc., Farberware Inc., (the Borrowers) The Financial Institutions Parties thereto from time to time (the Lenders) and NationsBank, N.A. (South) (the Administrative Agent)



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                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 30, 1997                  SYRATECH CORPORATION

                                      By:     /s/ Faye A. Florence
                                      Name:   Faye A. Florence
                                      Title:  Vice President, Secretary and
                                              General Counsel